Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2009 with respect to the financial statements and supplemental schedules of Atlas America, Inc. Investment Savings Plan on Form 11-K for the year ended September 30, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Atlas America, Inc. on Form S-8 (File No. 333-155740, effective November 26, 2008).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
March 31, 2009